Exhibit 10.11

AMENDMENT NO. 2 TO
EXCLUSIVE DISTRIBUTION AND LICENSING AGREEMENT
BETWEEN
WIZE PHARMA LTD. (FORMERLY STAR NIGHT TECHNOLOGIES LTD)
AND
RESDEVCO LTD.

This Amendment (the “Amendment”) refers to the Exclusive Distribution and Licensing Agreement between Wize Pharma Ltd. ( the “Licensee”) and Resdevco Ltd. (the “Licensor”) signed on, May 1, 2015 as amended on November 22, 2015 (the “Agreement”) and is entered into on the Execution Date (us defined below).

The parties agree as follows:

1.	The following shall he inserted at the end of Section 13.1 of the Agreement:

“Notwithstanding the abovementioned, subject to a specific approval of the Licensor, Licensee may subordinate, pledge, secure or lien any of Licensee’s rights arising from the Agreement, including but not limited, granting a floating charge or a fixed charge on Licensee’s rights, to a Third Party whom the Licensor has approved in writing and in advance.

Licensee and the Third Party shall be responsible ,separately and/or together, for the execution of the subordinated, pledged, secured or lien part of the rights arising from the Agreenient pursuant to this Section 13.1.”

2.	All other provisions of the Agreement that were not amended by this Amendment shall continue in full force and effect.

3.	For the avoidance of doubt, in any event that the Licensee does not comply with any of the terms of the Agreement or violates any of the provisions of the Agreement, Licensor shall be entitled to cancel, abolish and void this Amendment and any rights to Licensee or Third Party arising from this Amendment shall be null and void accordingly.

4.	Licensor hereby agrees for Licensee to grant all of the pledges on Licensee’s rights arising from the Agreement to Rimon Gold Nechasim Ltd. (corporate ID 514819424). For the avoidance of doubt, it is hereby clarified that all pledges or any other granted rights which arise from this Amendment shall be imposed only on the Licensee’s rights arising from the Agreement without derogating any of the Licensee’s obligations thereto, and shall in no way derogate from the Licensor’s rights arising from the Agreement, including, but not limited to, the provisions of termination of the Agreement. In this regard, all provisions of this Amendment shall be interpreted in the favour of the Licensor.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorised representatives on this 20 day of March, 2016 (the “Execution Date”), with effect as of the Amendment Effective Date.

Wize Pharma LTD.
(formally Star Night Technologies Ltd)		Resdevco Ltd.

Signature:	/s/ Or Eisenberg	Signature:	/s/ Prof. S. Dikstein